Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement No. 333-117763 on Form S-8 of Mercantile Bank Corporation of our report dated May 18, 2006, which is included in this Annual Report on Form 11-K of Mercantile Bank of Michigan 401(k) Plan for the year ended December 31, 2006.

/s/ Crowe Chizek and Company LLC Crowe Chizek and Company LLC
South Bend, Indiana
June 25, 2007